FOR IMMEDIATE RELEASE

COMPOSITE TECHNOLOGY’S CEO TO SPEAK AT JEFFERIES
CONFERENCE WITH LIVE WEBCAST

IRVINE, CA, May 2, 2007 - Composite Technology Corporation (CTC) (OTC Bulletin Board: CPTC) today announced that Benton Wilcoxon, the Company's Chief Executive Officer, will present at the Jefferies 3rd Global Clean Technology Conference in New York on May 2, 2007. The Company’s presentation is scheduled for 2:30 p.m. EST. The conference is by invitation only.

Mr. Wilcoxon will discuss the Company's two business segments and the market opportunities for the its key products. He will also discuss the Company's investment highlights.

The audio presentation will be webcast live at http://www.wsw.com/webcast/jeff16/cptc.ob, along with presentation slides available for download. Following the live webcast, the presentation will be available on the Investor Relations section of the Composite Technology Corporation website at www.compositetechcorp.com.

About CTC:
Composite Technology Corporation, based in Irvine, California, USA develops, manufactures and sells high performance electrical transmission and renewable energy generation products through its subsidiaries:

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CTC Cable Corporation produces composite rod for use in its proprietary ACCC (aluminum conductor composite core). ACCC conductors virtually eliminate the sag in power lines caused by high current and high line temperatures. ACCC conductors also reduce electricity line losses, and have demonstrated significant savings in capital and operating expenses when substituted for other conductors. ACCC conductors enable grid operators to reduce blackouts and brownouts, providing a ‘reserve electrical capacity’ by operating at higher temperatures. ACCC conductors are an innovative economical solution for reconductoring power lines, constructing new lines and crossing large spans. ACCC composite rod is delivered to qualified conductor manufacturers worldwide for local ACCC conductor production and resale into local markets.

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DeWind Inc., produces sells, and licenses the DeWind series of wind energy turbines including the 50Hz D6 rated at 1.25 megawatts (MW) and the 50Hz D8 rated at 2 MW, both noted for their reliability. In 2007, the first new 2 MW D8.2 turbines are planned to be delivered to North American customers from assembly operations at TECO Westinghouse Motor Company in Texas. The D8.2 utilizes the advanced WinDrive® hydrodynamic torque converter developed by Voith AG with a synchronous AC generator that is able to connect directly to the grid at high voltage without the use of power conversion electronics. The DeWind D8.2 will be available in both a 60Hz and 50Hz version.

For further information visit our websites: www.compositetechcorp.com& www.eunrg.com

For Investor Relations Contact: James Carswell, +1-949-428-8500

This press release may contain forward-looking statements, as defined in the Securities Reform Act of 1995 (the "Reform Act"). The safe harbor for forward-looking statements provided to companies by the Reform Act does not apply to Composite Technology Corporation (Company). However, actual events or results may differ from the Company's expectations on a negative or positive basis and are subject to a number of known and unknown risks and uncertainties including, but not limited to, competition with larger companies, development of and demand for a new technology, risks associated with a startup company, the ability of the company to convert quotations and framework agreements into firm orders, our customers’ fulfillment of payment obligations under the respective supply agreement, our ability to deliver reliable turbines on a timely basis, general economic conditions, the availability of funds for capital expenditure by customers, availability of timely financing, cash flow, securing sufficient quantities of essential raw materials, timely delivery by suppliers, ability to produce the turbines and acquire its components, ability to maintain quality control, collection-related and currency risks from international transactions, the successful outcome of joint venture negotiations, or the Company's ability to manage growth. Other risk factors attributable to the Company's business may affect the actual results achieved by the Company including those that are found in the Company's Annual Report filed with the SEC on Form 10-K for fiscal year ended September 30, 2006 and subsequent Quarterly Reports on Form 10-Q and subsequent Current Reports filed on Form 8-K that will be included with or prior to the filing of the Company’s next Quarterly or Annual Report.